UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2014 (November 21, 2013)

T3 MOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35133	20-4987549
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

2990 Airway Avenue
Costa Mesa, California 92626

(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 619-3600

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Debt Financing

On February 28, 2014, T3 Motion, Inc. (“T-3” or the “Company”) entered into a securities purchase agreement (the “2014 SPA”) with an  accredited investor (the “Investor”) pursuant to which the Company agreed to issue to the Investor non-interest bearing senior secured convertible debentures due November 26, 2014 (the “2014 Debentures”) in the principal amount $25,000 convertible into common stock at $0.10 per share, warrants (the “Warrants”) to purchase 250,000 shares of common stock at an exercise price of $0.10 per share, and the Company shall issue 25,000 shares of common stock (the “Closing Shares”) to the investor.

The 2014 SPA and related documents represent a partial Second Closing as noted in the Waiver Agreement filed under Form 8-K on March 7, 2013. Under the terms of the Waiver Agreement, the Company was authorized to issue $396,750 of additional Debentures without additional approval from the Debenture holders.  After issuance of $250,000 of Debentures issued in June 2013 and the $25,000 of February 2014 Debentures, the Company may issue $121,750 of additional Debentures without additional approval.

The terms and conditions of the February 2014 Debentures are identical, in all material aspects, to the terms and conditions of the Company’s November 27, 2012 Debt Financing reported on the Current Report on Form 8-K on November 30, 2012 and using the same form of agreements as the Exhibits to the Current Report on Form 8-K reported on November 30, 2012.

The Company’s obligations under the 2012 Debentures, the March 2013 Debentures the June 2013 Debentures and the 2014 Debentures are secured by a first priority lien on all of T3’s assets pursuant to the terms of a security agreement (“Security Agreement”) dated February 24, 2014 among the Company, each of its subsidiaries and the Investor.

The Company expects that the proceeds of the Financing will be used for general working capital purposes, including the purchase of parts inventory, sales and marketing and research and development.

The SPA gives the Investor the right, but not the obligation, to purchase additional Debentures and Warrants at levels equal to their participation in the Financing at any time prior to May 27, 2014 (the “Reinvestment Right”).

The descriptions of the SPA, the Security Agreement, the February 2014 Debentures and the Warrants contained herein do not purport to be complete and are qualified in their entirety by reference to the complete copies of such documents attached as exhibits to the Current Report on Form 8-K filed on November 30, 2012 as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference. Copies of the form of Debenture and form of Warrant are incorporated by reference as Exhibits 4.1 and 4.2, respectively to the Current Report on Form 8-K filed on November 30, 2012.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

As described more fully in Item 1.01, on February 28, 2014, the Company issued $25,000 in principal amount of Debentures pursuant to the terms of the SPA.

Item 3.02. Unregistered Sales of Equity Securities.

On November 21, 2013, the Company issued 662,250 shares of the Company’s unregistered common stock to an accredited investor in exchange for the conversion of $66,225 face value of Convertible Debentures issued on November 27, 2012.

On December 31, 2013, the Company issued 300,000 shares of the Company’s unregistered common stock to an accredited investor in exchange for the conversion of $30,000 face value of Convertible Debentures issued on November 27, 2012.

On February 26, 2014, the Company issued 1,000,000 shares of the Company’s unregistered common stock to two accredited investors in exchange for the conversion of $100,000 face value of Convertible Debentures issued on November 27, 2012.

On March 3, 2014, the Company issued 1,000,000 shares of the Company’s unregistered common stock to two accredited investors in exchange for the conversion of $100,000 face value of Convertible Debentures issued on November 27, 2012.

On February 28, 2014, the Company also agreed to issue 25,000 shares of its common stock to the Investor described in Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T3 Motion, Inc.

Date: March 3, 2014	By:	/s/ William Tsumpes
Name: William Tsumpes
Title: Chief Executive Officer